NSAR
Screen 38, 77(G.)
Series 5
Defaulted senior securities for the period ended December 31, 2002

1. Advanced Lighting Techs, 8.0000%, due 3/15/2008

o    Reason for Default: Bankruptcy

o    Date of Default: 9/15/2002

o    Principal Amount: 370,000

o    Amount of Default: $8,797.78

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $23.78

2. Intermadia Communication, 8.600%, due 06/01/2008

o    Reason for Default: Bankruptcy

o    Date of Default: 06/01/2002 o Principal Amount: 705,000

o    Amount of Default: $30,315.00

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $43.00

3. Kaiser Alum & Chem Sr. Nts., 12.750%, due 02/01/2003

o    Reason for Default: Bankruptcy

o    Date of Default: 02/01/2002

o    Principal Amount: 780,000

o    Amount of Default: $91,438.75

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $117.23

4. Laidlaw, Inc., 7.650%, due 05/15/2006

o    Reason for Default: Bankruptcy

o    Date of Default: 05/15/2000

o    Principal Amount: 4,000,000

o    Amount of Default: $804,950.00

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $201.24

5.  Murrin  Murrin  Holdings,  9.375%,  due  08/31/2007

o    Reason for Default: Bankruptcy

o    Date of Default: 03/01/2002

o    Principal Amount: 875,000

o    Amount of  Default:  $68,587.24

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $78.39

6. Nextlink Communications, 10.750%, due 11/15/2008

o    Reason for Default: Bankruptcy

o    Date of Default: 11/15/2001

o    Principal Amount: 990,000

o    Amount of  Default:  $120,319.37

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $121.53

7. US Airways, Inc., 9.820%, due 01/01/2013

o    Reason for Default: Bankruptcy

o    Date of Default: 07/01/2002

o    Principal Amount: 1,420,000

o Amount of Default: $69,722.00 o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $49.10

8. Worldcom, Inc. 8/05, 6.400%, due 08/15/2005

o    Reason for Default: Bankruptcy

o    Date of Default: 02/15/2002

o    Principal Amount: 1,410,000

o    Amount of  Default:  $59,157.33

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $41.96

9. Worldcom, Inc., 6.950%, due 08/15/2028

o    Reason for Default: Bankruptcy

o    Date of Default: 02/15/2002

o    Principal Amount: 1,880,000

o    Amount of  Default:  $82,116.18

o Amount of Default per 1,000 face amount [(Amount of default)/(principal amount)*(1,000)]: $43.68